                                                                    Exhibit 10.2

                            SHARE PURCHASE AGREEMENT
                            ------------------------

                  This Share Purchase Agreement (the "Agreement") is made and entered into as of this 31ST day of July, 1997, by and among Arbor Health Care Company, a Delaware corporation ("Purchaser"), and Paulette Najarian - Knight of Rochester Hills, MI and Paulette Najarian-Knight Trustee of the Paulette Najarian-Knight Charitable Trust dated June 4, 1997 (hereinafter collectively referred to as "Seller").

                                 R E C I T A L S

                  WHEREAS, Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of Q.D. Pharmacy, Inc., a Michigan corporation (the "Company");

                  WHEREAS, the Company is engaged in the business of providing pharmaceutical and related services, which business is hereinafter referred to as the "Company's Business"; and

                  WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the Shares pursuant to the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises, of the mutual promises, covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

 1.  SALE AND PURCHASE OF THE SHARES.
     --------------------------------

         At the Closing (as defined in Section 6 of this Agreement) and effective on the Effective Date (as defined in Section 6 of this Agreement), Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and take from Seller, all of the Shares, all upon the terms and subject to the conditions set forth in this Agreement. Such sale and delivery shall be effected by Seller's delivery to Purchaser at the Closing of a certificate or certificates representing the Shares, all in accordance with the provisions of
Article 8 hereof. Seller Paulette Najarian-Knight is the owner of 1,800 shares of the outstanding and issued shares of the Company comprising 90% of the issued and outstanding shares of the Company, and the Paulette Najarian-Knight Charitable Trust is the owner of 200 shares of the outstanding and issued shares of the Company comprising the remaining 10% of the issued and outstanding shares of the Company.

2.  CONSIDERATION FOR THE SHARES.
    -----------------------------

         In consideration of the sale and transfer to Purchaser by Seller of the Shares as provided in Section 1 of this Agreement, Purchaser shall do the following:

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         (a)      At the closing, Purchaser shall deliver $10,000.00 in
                  immediately available funds to P. Mark Accettura, Esq., Daguanno and Accettura, Arboretum Office Park, 34705 West Twelve Mile Road, Suite 311, Farmington Hills, MI 48331; and

         (b) At the Closing, Purchaser shall deliver (i) $1,566,000 in immediately available funds to Paulette Najarian-Knight; and
                  (ii) $174,000 in immediately available funds to Paulette Najarian-Knight in her capacity as Trustee of the Paulette Najarian-Knight Charitable Trust dated June 4, 1997 (collectively the "Cash"); and

         (c) At the Closing, Purchaser shall deliver to the Seller four (4) promissory notes (individually, a "Note" and collectively, the "Notes") in the respective principal amounts of $225,000.00; $25,000.00; $90,000.00 and $10,000.00, in the forms attached hereto as Exhibits A, B, C and D, respectively.

3.  CONTINGENT PAYMENT.
    -------------------

         Purchaser shall pay Seller up to two (2) contingent payments, each in the amount of $250,000.00 (individually, a "Contingent Payment" and collectively, the "Contingent Payments"), which relate to the financial performance of the Company through December 31, 2001 after acquisition of the Company by Purchaser. The Contingent Payments shall only be payable as hereinafter set forth:

         3.1 GROSS MARGIN TARGETS. Seller shall be entitled to receive the Contingent Payment(s) only as follows:

                  (a) If the aggregate gross margin of the Company for the period beginning July 1, 1997 through December 31, 1999 equals or exceeds $1,505,000.00 (the "First Gross Margin Target"), then Seller shall be entitled to the first Contingent Payment in the amount of $250,000.00.

                  (b) If the aggregate gross margin of the Company, for the period beginning January 1, 2000 through December 31, 2001 equals or exceeds $1,853,000.00 (the "Second Gross Margin Target"), then Seller shall be entitled to the second Contingent Payment in the amount of $250,000.00.

                  (c)      If the first Contingent Payment as described in
                           Section 3.1(a) is not made because the First Gross Margin Target was not achieved, the Purchaser shall nonetheless pay Seller the amount of both Contingent Payments if the aggregate gross margin of the Company equals or exceeds $3,358,000.00 (the "Final Gross Margin Target") for the period beginning July 1, 1997 through


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                           December 31, 2001. In such event, no further
                           Contingent Payment shall be payable, it being the intention of the parties that the maximum amount of the Contingent Payments payable to Seller shall be $500,000.00.

         3.2. CALCULATIONS. As used herein, "gross margin" shall mean the revenue of the Company less all expenses, except for expenses associated with the acquisition of the Company (interest, amortization of good will and depreciation), and allocation of Purchaser's corporate and pharmacy overhead.

         3.3. PAYMENT(S) OF THE CONTINGENT PAYMENT(S). The Contingent Payment(s) shall be paid to Seller, if due, within 20 days after completion of the audit of Purchaser's financial statements for the relevant period.

         3.4. ACCOUNTING. Purchaser will cause appropriate accountants to prepare a computation of gross margin of the Company to be prepared each year. In conjunction with the audit of Purchaser's financial statements, Purchaser's independent auditors will be instructed to review such computation for conformity with the terms of this Agreement. In addition, Seller or her agent shall have the right to examine all relevant books and records of the Company or other relevant affiliates of Purchaser at all reasonable times and places. In the event the Company is no longer a separate entity, or if other companies, divisions or lines of business of Purchaser or its affiliates are added to Company, separate books and records shall be maintained for purposes of calculating the gross margins of the Company as if such combination or addition had not taken place.

         3.5. PRORATED PAYMENT. Notwithstanding anything to the contrary stated herein, in the event that Purchaser sells the Company or the operations of the Company prior to December 31, 2001 (a "Sale"), then a prorated portion of the Contingent Payment(s) may be paid according to the terms hereof. In the event of a Sale, the gross margin targets shall be recalculated by Purchaser on a monthly basis, and the aggregate gross margin of the Company through the effective date of the Sale shall be compared to the monthly gross margin targets. If the gross margin of the Company for the period from the Effective Date (as defined in Section 6 of this Agreement) through the effective date of the Sale meets or exceeds the sum of the monthly gross margin targets for such period, then Seller shall be paid a prorated portion of the Contingent Payment(s) determined by multiplying the sum of $9,259.26 times the number of months elapsed from the Effective Date (as defined in Section 6 of this Agreement) through the effective date of the Sale. This provision shall not apply to any sale of Purchaser or its other assets, in whole or in part. For purposes of any calculation required by this Section 3.5, (i) the monthly gross margin target for the period beginning July 1, 1997 through December 31, 1999 shall be $50,166.67, and (ii) the monthly gross margin target for the period beginning January 1, 2000 through December 31, 2001 shall be $77,208.33.







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 4.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER.
     -----------------------------------------------------

                  Seller, jointly and severally, represent and warrant to Purchaser, as follows:

         4.1. BINDING EFFECT. This Agreement has been duly executed and delivered by, and constitutes a legally binding and valid obligation of Seller, enforceable in accordance with its terms. All corporate, stockholder and other action required to be taken by or on the part of the Company and the Seller to adopt and authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and properly taken.

         4.2. OWNERSHIP OF SHARES. Seller is the record owner of and has good and valid title to the Shares. Seller has full right, power and authority to sell and deliver the Shares to Purchaser pursuant to the terms of this Agreement and, the sale and transfer by Seller of the certificate or certificates representing the Shares pursuant to Section 1 above, Seller will deliver to Purchaser good and valid title to the Shares, free and clear of any and all claims, liens, charges, encumbrances, restrictions, agreements and defects of any kind or nature whatsoever. No person other than Seller owns any shares of the Company's capital stock or has any interest therein.

         4.3. VOLUNTARY ACT. Seller is executing this Agreement freely, knowingly and voluntarily, with full understanding of the contents and legal effects hereof, and such execution is not the result of any duress, mistake or undue influence whatsoever.

         4.4. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is legally entitled and licensed to own and lease its properties and to carry out the Company's Business as and in the places where such properties are now owned, leased or operated and the Company's Business is conducted. There are no jurisdictions in which the nature of the assets or the business of the Company would require it to qualify as a foreign corporation.

         4.5. CAPITALIZATION. The authorized capital stock of the Company consists exclusively of 50,000 shares of common stock, no par value per share, of which 2,000 are issued and outstanding and owned by Seller. The Shares represent all the issued and outstanding shares of capital stock and securities of any kind or nature whatsoever of the Company. The Shares are validly issued, fully paid, non-assessable, outstanding and are all owned by Seller. There are no potential claims that could be asserted by any governmental agency or any other person or entity to the effect that any of the Shares have been issued in violation of any federal or state securities laws.

         4.6. OPTIONS. There are no existing options, warrants, commitments or agreements of any kind or nature whatsoever relating to the issuance of the capital stock or securities of the Company (collectively, the "Company's Securities") and no existing agreements, trusts or understandings relating to the voting or transfer of the Company's Securities.



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         4.7. SUBSIDIARIES. The Company has no subsidiaries or investments in any subsidiaries or any other businesses.

         4.8. CORPORATE INSTRUMENTS. The Articles of Incorporation and By Laws of the Company, as amended to date, are true, correct and complete in all respects. The minute book of the Company contains true, correct and complete minutes and records of all meetings, proceedings and other actions of the stockholders, boards of directors and committees of the boards of directors of the Company since the date of its organization. The stock record book of the Company is true, correct and complete in all respects and accurately reflects all issuances and transfers of the Company's Securities. All of such documents and instruments shall be delivered to Purchaser at least 15 days prior to Closing.

         4.9. CONFLICTS. Except as set forth on SCHEDULE 4.9, neither the execution and delivery of this Agreement and the consummation of the transactions herein contemplated nor compliance by Seller with any provisions hereof will: (a) conflict with, cause an acceleration of, or result in a material breach of or default under any of the terms, conditions, or provisions of any (i) provision contained in the Articles of Incorporation or By Laws of the Company, or (ii) note, bond, mortgage, indenture, license, agreement or other instrument to which the Seller of the Company is a party or by which the Seller or the Company or any of its property are bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation, the violation of which would have a material adverse consequence upon the Company, its properties, or its assets.

         4.10. CONSENT. Except as set forth on SCHEDULE 4.10, no consent or approval by any governmental agency or authority or any non-governmental person or entity is required in connection with the execution, performance and delivery by Seller of this Agreement or the consummation of the transactions herein contemplated, including, but not limited to, consents from federal, state, municipal or other governmental agencies or authorities having jurisdiction over the Company's Business.

         4.11. FINANCIAL STATEMENTS. Seller has previously furnished Purchaser with a true, correct and complete copy of the following: (a) the unaudited balance sheets of the Company at June 30, 1997, June 30, 1996, June 30, 1995 and June 30, 1994, and the statements of income for the periods then ending. All of such documents are hereinafter referred to as the "Company's Financial Statements." The Company's Financial Statements fairly present the respective financial position of the Company as of their respective dates and the results of the Company's operations for the respective periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. The shareholder's equity of the Company determined in conformity with generally accepted accounting principles applied on a consistent basis is at least $50,987.00.

         4.12. INVENTORIES. SCHEDULE 4.12 sets forth as of July 20, 1997 (the "Inventory Date") a true, correct and complete description by classification of all raw materials and manufacturing supplies, work-in-process and finished inventories of the Company reflected on the Company's Financial Statements (such items and any items acquired since the Inventory Date, other than items of inventory disposed of in the ordinary course of business, are hereinafter collectively referred to as the



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"Company's Inventories"). Since the Inventory Date, there have been no changes in the levels of the Company's Inventories in any category except in the ordinary course of business. Except as otherwise provided on SCHEDULE 4.12, the Company's Inventories consist solely of quantities and qualities useable and saleable in the ordinary course of the Company's Business. No material amounts of the Company's Inventories have been consigned. All of the Company's Inventories are located on property owned or leased by the Company.

         4.13. TANGIBLE ASSETS. SCHEDULE 4.13 sets forth as of June 30, 1997 a complete list, description and location of each item of the Company's tangible assets, including without limitation, machinery and equipment, used in the Company's Business having an initial cost of greater than $1,000. Each such asset is in good operating condition and repair, normal wear and tear excepted, and is free of any material defects. Since June 30, 1997 and except as otherwise provided in SCHEDULE 4.13, there has been no sale or other disposition of any such asset.

         4.14. REAL PROPERTY. As to any leased real property, Seller has delivered to Purchaser copies of such leases (which have been initialed for identification by Seller), and the Company is not in default under any such leases and such leases are in full force and effect.

         4.15 ACCOUNTS RECEIVABLE. Except as disclosed on SCHEDULE 4.15, all accounts receivable of the Company as of June 30, 1997 and all notes and accounts receivable acquired by it subsequent to June 30, 1997, have arisen in the ordinary course of business and have been collected or are in the process of collection and will be collected in the ordinary course of business in the aggregate recorded amounts thereof, less the applicable allowances set up on the books of the Company. SCHEDULE 4.15 also sets forth a description of the Company's policies and current status with respect to sales discounts, returns and allowances, and also sets forth a description of any material changes in credit terms since June 30, 1997.

         4.16. PATENTS AND TRADEMARKS. SCHEDULE 4.16 sets forth a true, correct and complete listing of all patents, trademarks, trade names, brand names, registered copyrights, all other intellectual property rights and any pending applications therefor, owned by or licensed to the Company (collectively, the "Company's Patents"), together with a brief description of the filing, registration or issuance thereof, as to any licenses, sublicenses, covenants or agreements entered into or granted by or to the Company with respect thereto and as to any pending or threatened disputes or adverse claims with respect thereto. Except as set forth on SCHEDULE 4.16, the Company solely owns or has the exclusive right to use, free and clear of any payment or encumbrance, all patents, trademarks, trade names and brand names (whether registered or unregistered) and copyrights used in the conduct of the Company's Business. Except as set forth on SCHEDULE 4.16, there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to Seller's knowledge, overtly threatened, which challenge: (a) the exclusive rights of the Company's Patents; or (b) the rights of the Company in respect of any material confidential information or material trade secrets used in the conduct of the Company's Business. None of the Company's Patents are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency or, to Seller's knowledge, infringes or is being infringed by others or is used by others (whether or


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



not such use constitutes infringement), except for orders, rulings, decrees, judgments, stipulations or alleged infringements set forth on SCHEDULE 4.16, none of which individually or collectively will materially and adversely affect the Company's Business.

         4.17. ASSETS USED IN BUSINESS. Since June 30, 1997, the Company has not utilized any material assets in the conduct of the Company's Business other than: (a) assets reflected on the balance sheets included in the Company's Financial Statements; (b) assets set forth on the schedules delivered pursuant to this Agreement (collectively, the "Schedules"), including SCHEDULE 4.17; and
(c) supplies and inventories acquired, consumed or disposed of by the Company since June 30, 1997 in the ordinary course of the Company's Business.

         4.18. TITLE TO ASSETS. The Company has good, valid and indefeasible leasehold title to all of the assets listed on the Schedules and to all of the assets reflected on the balance sheets included in the Company's Financial Statements, except for such assets sold, consumed or otherwise disposed of in the ordinary course of the Company's Business since the dates of such balance sheets, free and clear of all mortgages, liens, pledges, charges, restrictions, agreements, encroachments or encumbrances of any kind or nature whatsoever, except: (a) as disclosed on SCHEDULE 4.18; and (b) for liens for current taxes not yet due and payable.

         4.19. NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 4.19, the Company has no material liabilities or obligations of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise and whether due or to become due, other than: (a) those reflected on or referred to in the Company's Financial Statements and not since paid or discharged; and (b) those incurred since June 30, 1997 in the ordinary course of the Company's Business and disclosed in one or more Schedules delivered to Purchaser by the Company. Except as set forth on SCHEDULE 4.19, the Company does not have, directly or indirectly, any contractual arrangement with or commitment to or from any of its officers, directors or employees. Without limiting the generality of the foregoing and except as so disclosed, no officer, director, shareholder or employee of the Company was or is, directly or indirectly, a joint investor or co-venturer with, or owner, lessor, lessee, licensor, licensee or supplier of any real or personal property, tangible or intangible, owned or used by or a lender to or debtor of the Company and the Company has no commitments or obligations as a result of any such transaction prior to the date of this Agreement.

         4.20. ACCOUNTS PAYABLE. SCHEDULE 4.20 sets forth as of June 30, 1997 all of the accounts payable of the Company as of such date. No accounts payable have arisen since June 30, 1997 except in the ordinary course of the Company's Business.

         4.21. TAXES. Copies of all federal, state and local, as the case may be, income tax returns of the Company for each of the three (3) consecutive taxable years immediately preceding the year ended December 31, 1996 have heretofore been delivered to Purchaser. Such returns and reports reflect accurately all required and appropriate liability for taxes of the Company for the periods covered thereby. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the


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Company have been fully paid or adequately disclosed and fully provided for in its books and financial statements, including the balance sheets delivered pursuant to Section 4.11 hereof, and will be accrued fully through the Closing Date. The federal and state income tax liability of the Company has been finally determined and paid and/or accrued in the financial statements for all fiscal years through and including the fiscal year ended June 30, 1997. No examination, audit or inquiry of any tax return, federal, state or otherwise, of the Company is currently in progress and the Company has not received notice of intent to commence any inquiry, audit or examination of any such tax returns from any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of the Company. The Company has been since its inception a qualifying C corporation within the meaning of the Internal Revenue Code of 1986, as amended. Seller hereby indemnifies Purchaser and the Company from and with respect to all liability for such taxes. Payment of federal, state and local income taxes payable on or within respect to the taxable income of the Company is payable by Seller who shall remain liable therefor with respect to all taxable periods of the Company through the Closing Date.

         4.22. INDEBTEDNESS. SCHEDULE 4.22 sets forth as of the date of this Agreement a complete description of each outstanding note, advance, mortgage, security agreement, guarantee and loan and credit agreement or commitment to which the Company is a party or by which the Company or any of its assets are bound.

         4.23. CAPITAL EXPENDITURES. SCHEDULE 4.23 sets forth as of the date of this Agreement each outstanding commitment of the Company to make a capital expenditure, capital addition or capital improvement in the amount of $5,000.00 or more.

         4.24. GOVERNMENTAL AUTHORIZATIONS. The Company now has and, in a manner consistent with good business practice, will maintain in effect all licenses, permits, certificates, agreements, consents and other authorizations from all federal, state and local agencies or authorities as are necessary for the lawful and proper conduct of the Company's Business up to the Closing Date. SCHEDULE
4.24 sets forth as of the date of this Agreement a complete list of all such governmental authorizations material to the conduct of the Company's Business.

         4.25. OFFICERS, ETC.. SCHEDULE 4.25 sets forth as of the date of this Agreement a complete list of all officers, directors and employees of the Company, whether full time or part time, indicating the name of each such person, the method and the amount of annual compensation of each such person and the title or job description of each such person. SCHEDULE 4.25 also sets forth a complete description of any increase in the compensation payable or to become payable by the Company to any of its officers, directors, employees or agents which became effective after December 31, 1996.

         4.26. COMMITTEES. SCHEDULE 4.26 sets forth a complete list of all committees of the board of directors of the Company indicating the name of each committee, the authority delegated to each committee and the name of each member of each committee.



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         4.27. CONSULTANTS. SCHEDULE 4.27 sets forth as of the date of this
Agreement a complete list of all consultants of the Company, whether full time or part time, indicating the name of each consultant and any compensation arrangement with each consultant.

         4.28. FRINGE BENEFITS. SCHEDULE 4.28 sets forth as of the date of this Agreement a complete list and description of all fringe benefits, including hospitalization insurance, accident and health insurance, disability insurance, death insurance, vacation policies, meals and lodging policies and parking policies along with true, correct and complete copies of all contracts, policies, procedures, actuarial reports and manuals of employee disclosures related thereto.

         4.29. EMPLOYEE BENEFIT PLANS. SCHEDULE 4.29 sets forth as of the date of this Agreement a complete list and description of all employment contracts, bonus, collective bargaining, deferred compensation, stock option, profit-sharing, pension, retirement, termination, incentive or other similar arrangement, plan or commitment (other than those described on SCHEDULE 4.28 or SCHEDULE 4.30) to which the Company is a party or by which the Company or its respective assets or properties are bound, along with complete copies of such documents, arrangements or plans.

         4.30. ERISA PLANS. The only "employee benefit plans" (individually, a "Plan," collectively, the "Plans"), as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which any liability under ERISA or otherwise presently exists or may be incurred by the Company are those listed on SCHEDULE 4.30. No Plan is a "multi employer plan" as that term is defined in Section 3(37) of ERISA. Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, and each Plan is qualified within the meaning of Section 401(a) of the Code and each related trust is exempt from taxation under Section 501(a) of the Code. No material liability under ERISA or otherwise has been incurred by the Company with respect to any Plan, individually or in the aggregate, and, after reasonable investigation, Seller is not aware of any facts which indicate that such liability is reasonably likely to be incurred in the future. No "prohibited transaction," as such term is defined in Section 406 of ERISA, or in Section 4975 of the Code, nor any "reportable event," as that term is defined in Section 4043 of ERISA, has occurred with respect to any Plan, no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or in Section 412 of the Code (whether or not waived), exists with respect to any Plan and no suits, claims or other actions have been commenced or threatened with respect to any Plan. No Plan is a "defined benefit plan" as that term is defined in Section 3(35) of ERISA.

         4.31. AGREEMENTS AND COMMITMENTS. SCHEDULE 4.31 sets forth as of the date of this Agreement a complete list of all of the following written agreements (copies of which shall be made available to Purchaser), and describes all the following oral agreements and commitments to which the Company is a party:

                  (a) PURCHASE AND SALE COMMITMENTS. Each outstanding purchase and sale commitment of the Company in the amount of $5,000.00 or more. No material outstanding purchase commitments by the Company is in excess of the normal, ordinary and usual requirements of the Company's Business. No commitment the term of which extends beyond ninety (90) days after the date hereof purports to obligate the Company to sell any product at a price which, in view of currently prevailing and projected costs of raw materials, would result, when all such sales commitments are taken in the aggregate, in a loss to the Company. The Company has not rendered billings for or collected progress or other advance payments under any sales commitment providing for such payments in excess of amounts that could reasonably be billed or collected on the basis of work actually completed thereunder.

                  (b) DISTRIBUTORSHIP AND SALES MANAGEMENT. Each distributorship, sales, agency, franchise or similar agreement of the Company.

                  (c) LICENSES. Each license agreement to which the Company is a party, either as Licensor or Licensee.

                  (d) LEASES. Each outstanding lease to which the Company is a party, other than the leases set forth on other schedules delivered to Purchaser by the Company.

                  (e) OTHER AGREEMENTS. Each material contract, agreement and commitment to which the Company is a party or by which the Company or any of its assets are bound other than those disclosed on the other Schedules delivered to Purchaser by the Company.

         4.32. ADVERSE CHANGE. SCHEDULE 4.32 sets forth as of the date of this Agreement a complete description of any material adverse change in the financial condition, business or properties of the Company occurring after June 30, 1997, whether or not such change is reflected in the Company's Financial Statements or in the ordinary course of the Company's Business, including, but not limited to, any material change in the value of the assets or properties of the Company.

         4.33. INSURANCE POLICIES. SCHEDULE 4.33 sets forth as of the date of this Agreement a complete description of all policies of insurance with respect to the Company covering its properties, buildings, machinery, equipment, furniture, fixtures, operations and employees including, but not limited to, policies covering errors and omissions and public liability, along with true, correct and complete copies of all such policies. All of such policies are in full force and effect, and no notice of termination or cancellation has been received with respect to any such policy. The Company is not in default with respect to any provisions of any such policy and has not failed to give any notice or present any material claim thereunder in due and timely fashion. There are no claims pending under such policies related to the Company's Business.

         4.34. SUPPLIERS. SCHEDULE 4.34 sets forth as of the date of this Agreement a complete list of all suppliers to the Company that were paid more than $10,000.00 by the Company during the last fiscal year or the period consisting of the last twelve (12) months prior to the date of this Agreement, along with copy of all material service or supply contracts.

         4.35. STATUS OF AGREEMENTS. Each of the contracts, agreements, commitments, licenses and leases listed on Schedules delivered by the Company pursuant to this Agreement is a valid and legally binding obligation of the Company and is in full force and effect as to the Company. There is no material default as to the Company under the terms of any such agreement or other item and no condition exists which, with the passage of time, the giving of notice, or both, would result in such a material default under the terms of any thereof.

         4.36. BANK ACCOUNTS. The name of every bank in which the Company has an account or safe deposit box, the identifying numbers of all such accounts and safe deposit boxes, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks or otherwise act on behalf of the Company in any dealings with such banks are set forth on SCHEDULE 4.36.

         4.37. INTERIM OPERATIONS. Except as disclosed on SCHEDULE 4.37 or the other Schedules or in the Company's Financial Statements, since December 31, 1996, the Company's Business has been conducted only in the ordinary course and there has not been: (a) any material change in the condition (financial or otherwise), assets, liabilities or business of the Company other than changes in the ordinary course, none of which, singly or in the aggregate, has been materially adverse; (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or assets of the Company; (c) any declaration, setting aside a payment of any dividend, or other distribution, in respect of the Company's Securities or any direct or indirect redemption, purchase or other acquisition of any of the Company's Securities;
(d) any option to purchase the Company's Securities granted to any person, or any employment or deferred compensation agreement entered into between the Company and any of its officers, directors, employees or consultants; (e) any issuance or sale by the Company of any stock, bonds, or other corporate securities; (f) any labor disputes materially and adversely affecting the business or assets of the Company; (g) to the best of Seller's knowledge but without any inquiry or investigation any statute enacted or any rule or regulation adopted which may materially and adversely affect the Company's Business; (h) any mortgage, pledge, lien or other encumbrance or security interest (other than liens for current taxes not yet due and such encumbrances, if any, except such as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present or proposed use of the property subject thereto or affected thereby, or otherwise materially impair business operations) created on any material asset, tangible or intangible, of the Company or assumed, either by the Company or by others with respect to any such asset; (i) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transactions (except as reflected in this Agreement) engaged in, by the Company, except in the ordinary course of business, which is material in light of the Company's Business; (j) any material obligation or liability discharged or satisfied by the Company other than current liabilities shown in the Company's Financial Statements and current liabilities incurred since that date in the ordinary course of business; (k) any amendment, termination or waiver of any material right of substantial value belonging to the Company; or (l) any increase in the compensation payable or to become payable by the Company to any of its officers, employees, directors, consultants or agents, other than normal merit and cost-of-living increases in accordance with the Company's general prevailing practices.

         4.38. LITIGATION AND PROCEEDINGS. Except as set forth in SCHEDULE 4.38, there is no litigation or any proceedings or governmental investigations pending or to Seller's knowledge threatened against or relating to the Company or its properties or business, including, but not limited to, litigation, proceedings or governmental investigations under federal or state anti-trust laws, labor laws, environmental protection laws, safety and occupation laws or tax laws before any court, arbitrator or administration agency which may materially and adversely affect the Company or its business and properties. To Seller's knowledge, no facts exist, and no investigation has been instituted by any governmental agency, which might result in any such action or proceeding. Such Schedule sets forth a statement as to reserves and other provisions that have been made by the Company concerning possible liabilities that may arise out of pending or threatened litigation or proceedings.

         4.39. COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 4.39: (a) the Company is not in material violation of any applicable building, zoning, occupational safety and health, pension, environmental control or similar law, ordinance or regulation in relation to their structures, equipment, or the operation thereof or of the Company's Business, or any applicable fair employment, equal opportunity or similar law, ordinance or regulation; (b) the Company has not received any written notice or complaint from any governmental agency or authority and, to the best of Seller's knowledge none is threatened, alleging that the Company has violated any such requirement, law, ordinance or regulation; (c) the Company has not received any written notice from any governmental agency or authority of any pending proceeding to take all or any part of the properties of the Company (whether leased or owned) by condemnation or right of eminent domain and no such proceeding has been or to Seller's knowledge is threatened; and (d) the Company is not a party to any agreement or instrument, or subject to any judgment, order, writ, injunction, rule, regulation, code or ordinance which materially and adversely affects or may affect the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Company.

         4.40. WORKERS' COMPENSATION; UNEMPLOYMENT COMPENSATION. SCHEDULE 4.40 is a description of the basis upon which, under the various applicable laws, workers' compensation and unemployment compensation matters have been handled for the Company for the last three fiscal years. Except as otherwise described in such Schedule, workers' compensation and unemployment compensation matters have been conducted and are being conducted so as to be in substantial compliance with all laws and regulations applicable thereto.

         4.41. POWERS OF ATTORNEY. The Company has no powers of attorney or similar authorizations outstanding, other than those issued in the ordinary course of business, with respect to insurance, tax and federal and state securities laws.

         4.42. RELATIONSHIP WITH CUSTOMERS. Except as provided on SCHEDULE 4.42(A), no customer of the Company that has accounted for more than five percent (5%) of the Company's annual sales during the last two years has refused to honor any of its commitments to purchase products produced by the Company or provided the Company with information indicating material dissatisfaction with the quality, production or price of the Company's products, and there has been no material adverse change with respect to the relationship of the Company with any such customer.
SCHEDULE 4.42(B) sets forth as of the date of this Agreement a true, accurate and complete list of each institutional customer of the Company. True and correct copies of the Company's contracts with the customers listed on SCHEDULE 4.42(B) have been delivered to the Purchaser prior to the date hereof. There has been no adverse change in the business relationship of the Company with any customer listed on SCHEDULE 4.42(B). No customer listed on SCHEDULE 4.42(B) accounted for more than 5% of the Company's sales during the last fiscal year or the period consisting of the last twelve (12) months prior to the date of this Agreement. No customer listed on SCHEDULE 4.42(B) has informed the Company that it intends to terminate, cancel or limit its business relationship with the Company or that consummation of the transactions contemplated by this Agreement will adversely affect the Company's business relationship with any such customer.

         4.43. ENVIRONMENTAL MATTERS. The Company has not engaged in or permitted any operations or activities upon, or any use of, any real property owned, leased or otherwise used by it in connection with the Company's Business (collectively, the "Property"), or any portion thereof, for the purpose of or in any way involving the treatment, storage, release, discharge, dumping or disposal of any Hazardous Materials (as defined below) on, under, in or about the Property, except as in compliance with applicable Environmental Requirements (as defined below), nor are any Hazardous Materials presently deposited, stored, or otherwise located on, under, in or about the Property, except as in compliance with applicable Environmental Requirements. To the best knowledge of Seller and the Company, the Property and all activities and conduct of business related thereto, comply in all material respects with all Environmental Requirements. Neither Seller nor the Company has received (i) any notice or other communication concerning any alleged material violation of Environmental Requirements; (ii) any notice or other communication concerning any claim, demand, investigation, enforcement, statutory lien or other governmental or regulatory action instituted or threatened against the Company pursuant to any Environmental Requirements; or (iii) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Materials on, about, beneath, arising from or generated at the Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule. The Company holds all permits, consents, licenses, approvals, registrations, certifications and authorizations required under applicable Environmental Requirements.

         4.44. CERTAIN CONDITIONS FOR ACCOUNTING TREATMENT. The Company has not been a subsidiary or division of another corporation; the Company has not changed the equity interest of the shares of the Company's Securities in contemplation of effecting the transactions contemplated by this Agreement during the period beginning on the date of its respective organization and ending on the date of this Agreement; and the Company has never reacquired any of the shares of the Company's Securities.

         4.45. CLAIMS AND BILLING. Claims, billing and other information submitted to, or required to be filed in connection with the Company's participation in and reimbursement under, Medicare, Medicaid, Blue Cross and Blue Shield of Michigan and other private third party payor programs has been submitted to the appropriate intermediary, state agency or third party payor in accordance with applicable laws and regulations or pursuant to contracts between the Company and the appropriate third party payor, as the case may be. Except as disclosed on SCHEDULE 4.44, (i) no audit or investigation has been initiated by any governmental authority or agency or private third party payor within the past five (5) years which questions the validity or accuracy of the information submitted by the Company or the Company's right to participate in Medicare, Medicaid, Blue Cross and Blue Shield of Michigan or other private third party payor programs, and (ii) the Company has not been required to repay any money received from Medicare, Medicaid, Blue Cross and Blue Shield of Michigan or other private third party payor, and (iii) no facts exist which could provide a basis for any action, suit, proceeding or investigation against the Seller, the Company or any of the Company's officers, directors or employees relating to claims, billing and other information submitted to, or required to be filed in connection with the Company's participation in and reimbursement under Medicare, Medicaid, Blue Cross and Blue Shield of Michigan or other private third party payor programs.

         4.46. PHARMACISTS. SCHEDULE 4.47 contains a true, accurate and complete list of all of the pharmacists employed or otherwise retained to provide services on behalf of the Company (the "Company Pharmacists"). Each of the Company Pharmacists is duly licensed to engage in the practice of pharmacy in the State of Michigan. The Michigan Board of Pharmacy has never placed any of the Company Pharmacists on probation, it has never denied a license to any of the Company Pharmacists nor has it ever, limited, suspended or revoked any of their licenses, nor do there exist any facts which could provide a basis for the taking of any such action.

         4.47. OFFICERS AND DIRECTORS. SCHEDULE 4.25 contains a true, accurate and complete list of all of the individuals who (i) are officers and directors of the Company on the date hereof, or (ii) were officers and directors of the Company at any time within twelve (12) months prior to the date hereof.

         4.48. DOCUMENTS, CERTIFICATES AND SCHEDULES. All documents, certificates and Schedules delivered to Purchaser by Seller or the Company pursuant to the provisions of this Agreement are true, correct and complete in all material respects.

         4.49. BROKER'S FEE. Neither Seller nor the Company has engaged or consulted with any broker with respect to the Transaction so as to give rise to any valid claim against Seller, the Company or Purchaser for a brokerage commission, finder's fee or like payment.

         4.50. ACCURACY OF INFORMATION. No statement contained in the Schedules or in any other written documents executed and/or delivered by or on behalf of the Company or Seller pursuant to the terms of this Agreement nor any representation or warranty contained herein or made hereunder, contains any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Schedules and such other documents shall be deemed to constitute representations and warranties of Seller under this Agreement to the same extent as if set forth in this Agreement.

         4.51. RELIANCE. Purchaser may rely on the foregoing representations and warranties of Seller and the Company in consummating the transactions contemplated hereby.

 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER.
     --------------------------------------------------------

                  Purchaser represents and warrants to Seller as follows:

         5.1. ORGANIZATION OF PURCHASER. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and is legally entitled to own and lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated or where its business in now conducted.

         5.2. AUTHORITY. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary action on the part of Purchaser and this Agreement constitutes a valid and legally binding obligation of Purchaser enforceable in accordance with its terms.

         5.3. BROKER'S FEE. Purchaser has not engaged or consulted with any broker with respect to the transactions contemplated by this Agreement so as to give rise to any valid claim against Seller, the Company or Purchaser for a brokerage commission, finder's fee or like payment.

         5.4 CONFLICTS. Neither the execution and delivery of this Agreement and the consummation of the transactions herein contemplated nor compliance by Purchaser with any provisions hereof will: (a) conflict with, cause an acceleration of or result in a material breach of or default under any of the terms, conditions, or provisions of any (i) charter instrument of Purchaser or
(ii) note, bond, mortgage, indenture, license, agreement or other instrument to which Purchaser is a party or by which it or any of its property is bound; or
(b) violate any order, writ, injunction, decree, statute, rule or regulation, the violation of which would have a material adverse consequence upon Purchaser, its properties, and its assets, taken as a whole.

 6.  THE CLOSING.
     ------------

         The closing of the transaction contemplated under this Agreement (the "Closing") shall occur on July 31, 1997, simultaneously with the execution of this Agreement, at the office of Dykema Gosset, PLLC, 1577 North Woodward Avenue, Suite 300, Bloomfield Hills, Michigan 48304-2820, at 10:00 A.M., Detroit, MI time (the "Closing Date"). The transaction described in this Agreement shall be effective as of 12:01 A.M., August 1, 1997 (the "Effective Date"). Simultaneously with the execution of this Agreement, the parties are delivering the following documents:

         6.1. CERTIFICATES OF GOOD STANDING. The Company and Purchaser are delivering to each other certified copies of their respective Certificates of Good Standing executed by the Secretary of the State in which they are incorporated and dated no more than ten (10) days prior to the date of Closing.

         6.2. CERTIFIED RESOLUTIONS OF PURCHASER. Purchaser is delivering to Seller a copy of resolutions adopted by its Board of Directors, certified true and correct by an officer as of the date of Closing, authorizing Purchaser to enter into this Agreement and to effect the transactions herein contemplated.

         6.3. DOCUMENTS TO SELLER. Paulette Najarian-Knight is executing and delivering to Purchaser the employment agreement attached hereto as EXHIBIT E.

         6.4. DOCUMENTS TO PURCHASER. Purchaser is executing and delivering to Paulette Najarian- Knight the employment agreement attached hereto as EXHIBIT E.

         6.5. DELIVERY OF SHARE CERTIFICATES. Seller is delivering to Purchaser the share certificate or certificates representing the Shares as required by
Section 1 of this Agreement, either duly authorized in blank by Seller or accompanied by a stock power duly executed in blank by Seller with such signature guarantees or other certifications or affidavits as Purchaser shall reasonably request.

         6.6. OPINION OF COUNSEL. Seller is delivering to Purchaser the opinion of P. Mark Accettura legal counsel to Seller, dated as of the Closing Date, in the form attached on SCHEDULE 8.12 hereto.

         6.7. RESIGNATIONS. With respect to each current officer and director of the Comapny listed on SCHEDULE 4.48, Seller is delivering to Purchaser a copy of his or her resignation as such along with an appropriate release, effective the Closing Date.

7.  INDEMNIFICATION.
    ----------------

         7.1 INDEMNIFICATION BY SELLER. From and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense, including, without limtiation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand (individually, a "Loss", of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of Seller contained in this Agreement, in the Schedules, or in any certificate, instrument or other document or agreement executed by Seller in connection with this Agreement or otherwise made or given in writing in connection with this Agreement by Seller, (ii) any failure by Seller or the Company to perform or observe any covenant, agreement or condition to be performed or observed by either of them under this Agreement or under any certificates or other documents or agreements executed by either of them in connection with this Agreement, (iii) reliance by Purchaser on any books or records of the Company or on any information furnished to Purchaser in writing pursuant to this Agreement by or on behalf of Seller which is erroneous or inaccurate, (iv) claims relating to the enforcement of Purchaser's rights under this Agreement in the event Seller is in violation of this Agreement, (v) any audit, investigation, claim or recoupment by any governmental authority or agency or private third party payor relating to claims or billings submitted by the Company to, or payments received by the Company from, Medicare, Medicaid, Blue Cross and Blue Shield or Michigan or other private third party payor programs, and (vi) any actions, omissions or circumstances occurring prior to the Closing that in any way adversely effect the Company or the Company's Business. If any claim covered by the foregoing indemnity is asserted against Purchaser, then Purchaser shall notify Seller promptly in writing and give her an opportunity to defend the same, and Purchaser shall extend reasonable cooperation to Seller in connection with such defense. In the event that Seller fails to defend the same within a reasonable time, Purchaser shall be entitled to assume the defense thereof and Seller shall be liable to repay Purchaser for all of its expenses reasonably incurred in connection with such defense (including reasonable attorneys' fees and settlement payments).

         7.2 ENVIRONMENTAL INDEMNIFICATION BY SELLER. In addition to the indemnifcation described above, Seller agrees to indemnify, defend, reimburse and hold harmless Purchaser and from and against: 1) any and all Environmental Damages arising from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Property and the activities thereon, either of which conditions exist at Closing; 2) any and all liability to federal, state and local authorities and to third parties with regard to solid or hazardous waste generated on the Property prior to Closing but transported to an Off-Site Location (as defined below); and
3) the breach of any environmental warranty or covenant or the inaccuracy of any environmental representation of Seller or the Company contained in this Agreement.

         7.3. RIGHT OF SET OFF. If Purchaser, in its sole discretion, determines that it is or is reasonably expected to be entitled to indemnifcation for any amounts (collectively, the "Amounts Subject to Indemnification") pursuant to Sections 7.1 or 7.2 of this Agreement, then Purchaser may, in lieu of or in addition to pursuing its rights of indemnification from Seller, give notice to Seller that: (i) it is reducing any amounts due to Seller under the Notes by an amount equal to the Amounts Subject to Indemnification, such reduction to be treated as first credited against interest accrued by not yet paid and then a prepayment of principal without penalty; and/or (ii) reduce any Contingent Payment due Seller by an amount equal to the amounts Subject to Indemnification.

         7.4. INDEMNIFICATION BY PURCHASER. From and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller from, against and with respect to any Loss of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of Purchaser contained in this Agreement, in the Schedules, or in any certificate, instrument or other document or agreement executed by Purchaser in connection with this Agreement or otherwise made or given in writing in connection with this Agreement by Purchaser; (ii) any failure by Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed it in connection with this Agreement; and (iii) claims relating to the enforcement of Seller's rights under this Agreement. If any claim covered by the foregoing indemnity is asserted against Seller, Seller shall notify Purchaser promptly and give it an opportunity to defend the same, and Seller shall extend reasonable cooperation to Purchaser in connection with such defense. In the event that Purchaser fails to defend the same within a reasonable time, Seller shall be entitled to assume the defense thereof and Purchaser shall be liable to repay Seller for all of his expenses reasonably incurred in connection with such defense (including reasonable attorneys' fees and settlements payments).

8.  ENVIRONMENTAL DEFINITIONS.
    --------------------------

         8.1. ENVIRONMENTAL DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                  (a) "Hazardous Material" means any substance the presence of which requires investigation or remediation under any Environmental Requirements and includes, without limitation, petroleum products, PCB's, asbestos, "hazardous wastes" and "hazardous substances," as defined in the Resource Conversation and Recovery Act of 1976 and the Comprehensive Environmental Response, compensation and Liability Act of 1980, respectively.

                  (b) "Environmental Requirements" means all applicable statutes and regulations of all governmental agencies of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

                  (c) "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence prior to Closing of Hazardous Material upon, about, beneath the Property or migrating or threatening to migrate to or from the Property or the existence of a violation of Environmental Requirements pertaining to the Property.

                  (d) "Off-Site Location" means any site or facility to which Hazardous Material generated on the Property prior to Closing was transported for recycling, reuse, treatment, storage or disposal.

9.  WAIVERS.
    --------

                  Seller or Purchaser may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Agreement.

10.  NOTICES.
     --------

                  All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed, by registered or certified mail, postage prepaid, or when delivered by nationally recognized overnight courier service, or when telecopied, as follows:

         If to Seller:         Paulette Najarian - Knight
                               1894 Star Batt Road
                               Rochester Hills, MI 48309
                               Telecopier: (248) 391-7995

         with a copy to:       P. Mark Accettura, Esq.
                               Daguanno and Accettura
                               34705 W. 12 Mile Road, Suite 311
                               Farmington Hills, MI 48335
                               Telecopier: (248) 489-1453

         If to Purchaser to:   Arbor Health Care Company
                               1100 Shawnee Road
                               P.O. Box 840
                               Lima, OH  45805
                               Attention:  Pier C. Borra, President
                               Telecopier: (419) 227-3499

         with a copy to:       Brad C. Roush, General Counsel
                               Arbor Health Care Company
                               1100 Shawnee Road
                               P.O. Box 840
                               Lima, OH  45805
                               Telecopier: (419) 221-3366


11.  COVENANT NOT-TO-COMPLETE.
     ------------------------

                  (a) For a period of two (2) years from and after the Closing Date, neither Seller nor any corporation, partnership or other business entity or person controlling, controlled by or under common control with any of the foregoing ("Restricted Party") shall, directly or indirectly, operate, manage, own, control, finance or provide financing for, be a consultant for or enter into a service contract with, any institutional pharmacy facility or business, licensed or unlicensed, existing or to be constructed that is located in Michigan, Ohio or Florida.

                  (b) From and after the Closing Date, no Restricted Party shall disclose, directly or indirectly, to any person outside of Purchaser's employ without the express authorization of Purchaser, any patient lists, pricing strategies, patient files and records, any proprietary data or trade secrets relating to the Company or any financial or other information about the Company not then in the public domain.

                  (c) For a period of two (2) years from and after the Closing Date, no Restricted Party shall engage or participate in any effort or act to induce any of the customers, suppliers, associates, employees or independent contractors admitted to or employed by Seller at the Company prior to Closing, or by the Company or by Purchaser, to take any action or to refrain from taking any action or inaction that might be disadvantageous to Purchaser, including but not limited to the solicitation of their respective patients, physicians, suppliers, associates, employees or independent contractors to cease doing business, or their association or employment, with the Company or Purchaser.

                  (d) The Restricted Parties acknowledge that the restrictions contained in this Section 11 are reasonable and necessary to protect the legitimate business interests of Purchaser and that any violation thereof by any of them would result in irreparable harm to Purchaser. Accordingly, the Restricted Parties agree that upon the violation by any of them of any of the restrictions contained in this Section 11, Purchaser shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

12.  ENTIRE AGREEMENT.
     -----------------

                  This Agreement (including the Recitals, Exhibits and Schedules hereto) supersedes any and all oral or written agreements of the parties hereto, including, but not limited to, the four (4) page Letter of Intent by and between Purchaser and Seller, executed on or about June 9, 1997, heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties hereto relating to the subject matter hereof.

13.  NO IMPLIED RIGHTS OR REMEDIES.
     ------------------------------

                  Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than Seller or Purchaser any rights or remedies under or by reason of this Agreement.

14.  HEADINGS.
     ---------

                  Headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

15.  COUNTERPARTS.
     -------------

                  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.  NO ASSIGNMENT.
     --------------

                  This Agreement shall not be assigned whether by operation of law or otherwise, except that Purchaser may assign its rights under this Agreement to a related corporation.

17.  GOVERNING LAW.
     --------------

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

18.  CROSS-REFERENCES.
     -----------------

                  To the extent that any Schedule hereto would be required to contain information covered by another Schedule hereto, a brief cross-reference identifying the information and the Schedule where it is best described will be sufficient.

19.  PRONOUNS.
     ---------

                  Whenever required by the context herein, the singular includes the plural and the masculine includes the feminine or the neuter.

20.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
     -------------------------------------------

         All of the representations and warranties made in this Agreement by either the Shareholders or Purchaser including without limitation agreements to indemnify, under Section 7 and hereunder, shall survive the Closing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


PURCHASER                                   SELLER

ARBOR HEALTH CARE COMPANY


By: \s\ Dennis R. Smith                      \s\ P. Najarian-Knight
    --------------------------------        ------------------------------------
                                            Paulette Najarian - Knight

Title: Sr. V.P. - Finance
       -----------------------------

                                             \s\ P. Najarian-Knight
                                            ------------------------------------
                                            Paulette Najarian-Knight, Trustee
                                            of the Paulette Najarian-Knight
                                            Charitable Trust dated June 4, 1997

                                    EXHIBIT A

                                 PROMISSORY NOTE
                                 ---------------


$225,000.00                                           Bloomfield Hills, Michigan
                                                                   July __, 1997


                  For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Payor"), hereby promises to pay to the order of PAULETTE NAJARIAN
- KNIGHT ("Payee") or her heirs, personal representatives and assigns, at 1894 Starbatt Road, Rochester Hills, MI 48309, or at such other place as the holder hereof may, from time to time, designate in writing, the outstanding principal balance of Two Hundred Twenty-Five Thousand and No/100 Dollars ($225,000.00), with simple interest on the unpaid principal sum thereof at a rate of seven percent (7%) per year, payable at the times and on the terms as hereinafter provided in this promissory note (the "Note"):

         1. Interest hereon and the principal sum shall be paid in lawful money of the United States of America.

         2. Payor shall pay: (a) a principal payment in the amount of One Hundred Twelve Thousand Five Hundred and No/100 Dollars ($112,500.00) plus accrued interest thereon on that date which is one (1) year from the date hereof; and (b) the principal balance due hereunder on that date which is two (2) years from the date hereof, whereupon this Note shall be canceled.

         3. Prepayment of all or any part of the principal sum of the Note, together with accrued interest thereon, shall be allowed at any time. Any partial prepayment shall be applied first against accrued interest and then as a reduction of principal, except as otherwise provided in the Agreement (as that term is defined in paragraph 4 hereof). Any such prepayment shall not postpone the due date of any subsequent installment.

         4. The principal amount of this Note and/or accrued interest thereon may be reduced in the manner specified in Section 7:
                  "Indemnification" of that certain Share Purchase Agreement entered into by and among Payor and Payee, and dated as of July ___, 1997 (the "Agreement").

         5. The happening of the following event shall be deemed a default under this Note: default by Payor in the payment of any installment of principal or interest when due under this Note and the same shall remain unpaid for a period of ten (10) days after written notice thereof has been delivered to Payor.

         6. In the event of a default under this Note, the holder hereof may by an instrument or instruments in writing signed by him and addressed and delivered to the undersigned (a) declare that the entire principal balance then owing shall bear interest at a rate of ten percent (10%) per year, or (b) declare the outstanding principal balance of this Note due and payable and, upon such declaration being made, the entire unpaid principal and all accrued interest shall be due and payable.

                  No delay on the part of the holder of this Note shall constitute a waiver of his rights under this paragraph.

         7.       This Note shall be construed by the laws of the State of Ohio.

         8. This Note has been executed and delivered at Bloomfield Hills, Michigan, on the date first above written.


                                               ARBOR HEALTH CARE COMPANY


                                               By:
                                                   -----------------------------
                                                   Pier C. Borra, President

                                    EXHIBIT B

                                 PROMISSORY NOTE
                                 ---------------


$25,000.00                                            Bloomfield Hills, Michigan
                                                                   July __, 1997


                  For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Payor"), hereby promises to pay to the order of PAULETTE NAJARIAN
- KNIGHT CHARITABLE TRUST ("Payee") its successors and assigns, at 1894 Starbatt Road, Rochester Hills, MI 48309, or at such other place as the holder hereof may, from time to time, designate in writing, the outstanding principal balance of Twenty-Five Thousand and No/100 Dollars ($25,000.00), with simple interest on the unpaid principal sum thereof at a rate of seven percent (7%) per year, payable at the times and on the terms as hereinafter provided in this promissory note (the "Note"):

         1. Interest hereon and the principal sum shall be paid in lawful money of the United States of America.

         2. Payor shall pay: (a) a principal payment in the amount of Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) plus accrued interest thereon shall be made on that date which is one (1) year from the date thereof, and (b) the principal balance due thereunder on that date which is two (2) years from the date hereof, whereupon this Note shall be canceled.

         3. Prepayment of all or any part of the principal sum of the Note, together with accrued interest thereon, shall be allowed at any time. Any partial prepayment shall be applied first against accrued interest and then as a reduction of principal, except as otherwise provided in the Agreement (as that term is defined in paragraph 4 hereof). Any such prepayment shall not postpone the due date of any subsequent installment.

         4. The principal amount of this Note and/or accrued interest thereon may be reduced in the manner specified in Section 7:
                  "Indemnification" of that certain Share Purchase Agreement entered into by and among Payor and Payee, and dated as of July _____, 1997 (the "Agreement").

         5. The happening of the following event shall be deemed a default under this Note: default by Payor in the payment of any installment of principal or interest when due under this Note and the same shall remain unpaid for a period of ten (10) days after written notice thereof has been delivered to Payor.

         6. In the event of a default under this Note, the holder hereof may by an instrument or instruments in writing signed by him and addressed and delivered to the undersigned (a) declare that the entire principal balance then owing shall bear interest at a rate of ten percent (10%) per year, or (b) declare the outstanding principal balance of this Note due and payable and, upon such declaration being made, the entire unpaid principal and all accrued interest shall be due and payable.

                  No delay on the part of the holder of this Note shall constitute a waiver of his rights under this paragraph.

         7.       This Note shall be construed by the laws of the State of Ohio.

         8. This Note has been executed and delivered at Bloomfield Hills, Michigan, on the date first above written.


                                                ARBOR HEALTH CARE COMPANY


                                                By:
                                                   -----------------------------
                                                   Pier C. Borra, President

                                    EXHIBIT C

                                 PROMISSORY NOTE
                                 ---------------


$90,000.00                                            Bloomfield Hills, Michigan
                                                                   July __, 1997


                  For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Payor"), hereby promises to pay to the order of PAULETTE NAJARIAN
- KNIGHT ("Payee") or her heirs, personal representatives and assigns, at 1894 Starbatt Road, Rochester Hills, MI 48309, or at such other place as the holder hereof may, from time to time, designate in writing, the outstanding principal balance of Ninety Thousand and No/100 Dollars ($90,000.00), with simple interest on the unpaid principal sum thereof at a rate of seven percent (7%) per year, payable at the times and on the terms as hereinafter provided in this promissory note (the "Note"):

         1. Interest hereon and the principal sum shall be paid in lawful money of the United States of America.

         2. Payor shall make the following payments of principal and interest: a principal sum of Eighteen Thousand and No/100 Dollars ($18,000.00) plus accrued interest therein shall be made on July __, 1998 and annually thereafter until July ___, 2002, whereupon this Note shall be canceled.

         3. Prepayment of all or any part of the principal sum of the Note, together with accrued interest thereon, shall be allowed at any time. Any partial prepayment shall be applied first against accrued interest and then as a reduction of principal, except as otherwise provided in the Agreement (as that term is defined in paragraph 4 hereof). Any such prepayment shall not postpone the due date of any subsequent installment.

         4. The principal amount of this Note and/or accrued interest thereon may be reduced in the manner specified in Section 7:
                  "Indemnification" of that certain Share Purchase Agreement entered into by and among Payor and Payee, and dated as of July ___, 1997 (the "Agreement").

         5. The happening of the following event shall be deemed a default under this Note: default by Payor in the payment of any installment of principal or interest when due under this Note and the same shall remain unpaid for a period of ten (10) days after written notice thereof has been delivered to Payor.

         6. In the event of a default under this Note, the holder hereof may by an instrument or instruments in writing signed by him and addressed and delivered to the undersigned (a) declare that the entire principal balance then owing shall bear interest at a rate of ten percent (10%) per year, or (b) declare the outstanding principal balance of this Note due and payable and, upon such declaration being made, the entire unpaid principal and all accrued interest shall be due and payable. No delay on the part of the holder of this Note shall constitute a waiver of his rights under this paragraph.

         7.       This Note shall be construed by the laws of the State of Ohio.

         8. This Note has been executed and delivered at Bloomfield Hills, Michigan, on the date first above written.


                                           ARBOR HEALTH CARE COMPANY


                                           By:
                                               ---------------------------------
                                               Pier C. Borra, President

                                    EXHIBIT D

                                 PROMISSORY NOTE
                                 ---------------


$10,000.00                                            Bloomfield Hills, Michigan
                                                                   July __, 1997


                  For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Payor"), hereby promises to pay to the order of PAULETTE NAJARIAN
- KNIGHT CHARITABLE TRUST ("Payee") or her heirs, personal representatives and assigns, at 1894 Starbatt Road, Rochester Hills, MI 48309, or at such other place as the holder hereof may, from time to time, designate in writing, the outstanding principal balance of Ten Thousand and No/100 Dollars ($10,000.00), with simple interest on the unpaid principal sum thereof at a rate of seven percent (7%) per year, payable at the times and on the terms as hereinafter provided in this promissory note (the "Note"):

         1. Interest hereon and the principal sum shall be paid in lawful money of the United States of America.

         2. Payor shall make the following payments of principal and interest: a principal sum of Two Thousand and No/100 Dollars ($2,000.00) plus accrued interest therein shall be made on July __, 1998 and annually thereafter until July ___, 2002, whereupon this Note shall be canceled.

         3. Prepayment of all or any part of the principal sum of the Note, together with accrued interest thereon, shall be allowed at any time. Any partial prepayment shall be applied first against accrued interest and then as a reduction of principal, except as otherwise provided in the Agreement (as that term is defined in paragraph 4 hereof). Any such prepayment shall not postpone the due date of any subsequent installment.

         4. The principal amount of this Note and/or accrued interest thereon may be reduced in the manner specified in Section 7:
                  "Indemnification" of that certain Share Purchase Agreement entered into by and among Payor and Payee, and dated as of July ____, 1997 (the "Agreement").

         5. The happening of the following event shall be deemed a default under this Note: default by Payor in the payment of any installment of principal or interest when due under this Note and the same shall remain unpaid for a period of ten (10) days after written notice thereof has been delivered to Payor.

         6. In the event of a default under this Note, the holder hereof may by an instrument or instruments in writing signed by him and addressed and delivered to the undersigned (a) declare that the entire principal balance then owing shall bear interest at a rate of ten percent (10%) per year, or (b) declare the outstanding principal balance of this Note due and payable and, upon such declaration being made, the entire unpaid principal and all accrued interest shall be due and payable. No delay on the part of the holder of this Note shall constitute a waiver of his rights under this paragraph.

         7.       This Note shall be construed by the laws of the State of Ohio.

         8. This Note has been executed and delivered at Bloomfield Hills, Michigan, on the date first above written.


                                            ARBOR HEALTH CARE COMPANY


                                            By:
                                               ---------------------------------
                                               Pier C. Borra, President